Exhibit 4.2(b)

FLURRY, INC.

STOCK OPTION AGREEMENT FOR NON-U.S. OPTIONEES

1. Grant of Option. Flurry, Inc. (the “Corporation”) hereby grants to                                  (the “Optionee”) an option to purchase                      shares of common stock of the Corporation (the “Shares”), on the terms and conditions set forth in this stock option agreement, including any special terms and conditions set forth in the appendix for the Optionee’s country (the “Appendix”), which is attached hereto as Exhibit E (collectively, the “Agreement”) and the Flurry, Inc. 2005 Amended and Restated Stock Option Plan (the “Plan”). This option is granted as of                     ,      the “Grant Date”). A copy of the Plan is attached hereto as Exhibit A, and its provisions are incorporated into this Agreement by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

2. Exercise Price. The exercise price of the Shares to be purchased pursuant to this option is $             U.S. per Share.

3. Tax Status. This option is intended to be a non-statutory stock option.

4. Exercisability of Option.

(a) This option shall be exercisable only to the extent that the Shares have become vested pursuant to Section 4(b) or (c) below.

(b) The Optionee’s “Vesting Base Date” is                     ,     . For so long as Optionee is providing continuous “Service” to the Corporation (as defined in the Plan), this option shall vest as to     % of the total Shares subject to the option on the date that is              from the Vesting Base Date, then an additional 1/     of such total Shares shall vest after the passage of each full              thereafter (assuming continued provision of Service by Optionee), so that the option shall be fully vested on                                 .

(c) In the event of a Change in Control as defined in the Plan, the vesting applicable to this option shall be accelerated in the manner described in Section 10(b) of the Plan if this option is neither assumed nor substituted.

5. Termination of Option. This option shall terminate and shall no longer be exercisable on the first to occur of (i) the 10th annual anniversary of the Grant Date, (ii) the last date for exercising the option following termination of the Optionee’s Service as described in Section 9 of the Plan or (iii) its termination in connection with a Change in Control as provided under Section 10(c) of the Plan.

6. Method of Exercise. This option may be exercised only by delivery pursuant to Section 18 of this Agreement of an exercise notice (the current form of which is attached as Exhibit B), specifying the election to exercise this option and the number of Shares for which it is being exercised, and the aggregate exercise price. In certain cases, an Investment Representation Statement in the form attached hereto as Exhibit D may also be required. No exercise for fractional Shares shall be permitted. Payment of the exercise price for the number of

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Shares for which the option is being exercised shall be made in cash, by check or cash equivalent. As a condition to the exercise of this option, Optionee agrees to make adequate provision for any Tax-Related Items, as defined and further described in Section 8 of this Agreement.

7. Restrictions on Shares Acquired.

Shares acquired hereunder are subject to the Corporation’s share repurchase rights described in Section 11 of the Plan and restrictions on transfer described in Section 12(a) of the Plan and may become subject to a lockup agreement as referred to in Section 12 of the Plan.

8. Responsibility for Taxes.

Regardless of any action the Corporation or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax- Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Corporation or the Employer. Optionee further acknowledges that the Corporation and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the option, including, but not limited to, the grant, vesting or exercise of the option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Corporation and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Optionee will pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Corporation and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax- Related Items by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Corporation and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the option either through a voluntary sale or through a mandatory sale arranged by the Corporation (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued at exercise of the option.

To avoid any negative accounting treatment, the Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

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Finally, Optionee shall pay to the Corporation or the Employer any amount of Tax- Related Items that the Corporation or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with his or her obligations in connection with the Tax- Related Items.

9. Data Privacy.

Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement and any other option grant materials by and among, as applicable, the Employer, the Corporation and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Corporation and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Corporation, details of all options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Optionee understands that Data will be transferred to any third parties assisting the Corporation with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the Corporation and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

10. Nature of Grant. In accepting the option, Optionee acknowledges, understands and agrees that:

a. the Plan is established voluntarily by the Corporation, it is discretionary in nature, and may be amended, suspended or terminated by the Corporation at any time;

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b. the grant of the option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

c. all decisions with respect to future option grants, if any, will be at the sole discretion of the Corporation;

d. Optionee’s participation in the Plan shall not create a right to further Service and shall not interfere with the ability of the Employer to terminate Optionee’s Service relationship (if any) at any time;

e. Optionee is voluntarily participating in the Plan;

f. the option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or the Employer, and which is outside the scope of Optionee’s Service contract, if any;

g. the option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

h. the option and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past Services for the Corporation, the Employer, or any subsidiary or affiliate of the Corporation;

i. the option grant and Optionee’s participation in the Plan will not be interpreted to form a Service contract or relationship with the Corporation or any subsidiary or affiliate of the Corporation;

j. the future value of the Shares underlying the option is unknown and cannot be predicted with certainty;

k. if the underlying Shares do not increase in value, the option will have no value;

l. if Optionee exercises the option and acquires Shares, the value of such Shares may increase or decrease in value, even below the exercise price;

m. no claim or entitlement to compensation or damages shall arise from forfeiture of the option resulting from termination of Optionee’s Service (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid) and in consideration of the grant of the option to which Optionee is otherwise not entitled, Optionee irrevocably agrees never to institute any claim against the Corporation or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Corporation and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

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n. in the event of termination of Optionee’s Service (whether or not in breach of local labor laws and whether or not later found to be invalid), Optionee’s right to vest in the option under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed or rendering services and will not be extended by any notice period mandated under local law (e.g., active Service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of Optionee’s Service (whether or not in breach of local labor laws and whether or not later to be found invalid), Optionee’s right to exercise the option after termination of Service, if any, will be measured by the date of termination of Optionee’s active Service and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Optionee is no longer actively employed or rendering services for purposes of his or her option grant (including whether Optionee may still be considered actively employed or rendering services while on an approved leave of absence, as provided in Section 9 of the Plan).

11. No Advice Regarding Grant. The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the underlying Shares. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12. Governing Law and Venue. The option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, U.S.A., without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

13. Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

14. Language. If Optionee has received this Agreement, or any other document related to the option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Appendix. The option shall be subject to any special terms and conditions set forth in the Appendix. If Optionee relocates to one of the countries included in the Appendix

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during the life of the option, the special terms and conditions for such country shall apply to Optionee, to the extent the Corporation determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

17. Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on the option and the Shares purchased upon exercise of the option, to the extent the Corporation determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18. Notices. Any notice or other communication under this Agreement must be in writing and shall be effective upon hand delivery; upon fax transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three (3) business days after deposit in the U.S. or equivalent foreign mail, postage prepaid, certified or registered, and addressed to the Corporation or to Optionee at the appropriate address below. Each party is obligated to notify the other in writing of any change in address. Notice of change of address shall be effective only when done in accordance with this section.

If to the Corporation, to:	If to Optionee, to:
Flurry, Inc.	Employee Name:
360 3rd Street, Suite 750
San Francisco, CA 94107

Attention: CEO
Fax No.:	Fax No.:

AGREED:

FLURRY, INC.

By:		Date:
Simon Khalaf, CEO

Optionee: By executing this Agreement, Optionee acknowledges receipt of a copy of the separate document titled “Flurry, Inc. Amended and Restated 2005 Stock Option Plan,” which contains many of the provisions of this Agreement.

Signature of Optionee	Date

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EXHIBIT A

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

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EXHIBIT B

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

EXERCISE NOTICE FOR NON-U.S. OPTIONEES

Flurry, Inc.

I hereby exercise the following stock options:

Grant Date	Number of Options	Price per Share	Total Exercise Price	Withholding Taxes	Total

Total Due:

Concurrently with the delivery of this exercise notice to the Corporation, I hereby pay to the Corporation the total due as indicated above.

Signature of Optionee

Print Optionee’s Name:

Address:

Employee ID Number:

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EXHIBIT C

Assignment Separate From Certificate

FOR VALUE RECEIVED                                  (“Purchaser”) hereby sells, assigns and transfers unto FLURRY, INC., a Delaware corporation (the “Company”),                                  (            ) shares of Common Stock of the Company represented by Certificate No.                                  herewith and does hereby irrevocably constitute and appoint                                  Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:                     , 20    .

Signature

Spousal Consent (if required)

                                  (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

Signature

PURCHASER TO SIGN ONLY ON THE SIGNATURE LINE WITHOUT COMPLETION OF ANY OTHER BLANK SPOTS ON THE ASSIGNMENT. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS “REPURCHASE OPTION” SET FORTH IN THE STOCK OPTION AGREEMENT AND STOCK OPTION PLAN WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

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EXHIBIT D

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

INVESTMENT REPRESENTATION STATEMENT

In connection with the purchase of                                  shares of Flurry, Inc. (the “Corporation”) Common Stock, the undersigned,                                  (the “Optionee”) represents to the Corporation the following:

1. Optionee is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

2. Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the U.S. Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Corporation is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Corporation.

3. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the U.S. Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Corporation, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

4. In the event that the Corporation does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Corporation or the date the Securities were sold by an affiliate of the Corporation, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

5. Optionee hereby agrees that if so requested by the Corporation or any representative of the underwriters in connection with any registration of the offering of any securities of the Corporation under the Securities Act, Optionee shall not sell or otherwise transfer any Securities or other securities of the Corporation during the 180-day period following the effective date of a registration statement of the Corporation filed under the Securities Act; provided, however, that such restriction shall only apply to public offerings which include securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

6. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the U.S. Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

7. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California (U.S.A.). Optionee has read the applicable Commissioner’s Rules with respect to such restriction, a copy of which is attached.

Signature of Optionee

Print Name:

Date:

EXHIBIT E

FLURRY, INC.

STOCK OPTION AGREEMENT FOR NON-U.S. OPTIONEES

APPENDIX

Terms and Conditions

This Appendix includes additional terms and conditions that govern the option granted to Optionee under the Plan if he or she is in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan or the Agreement.

Notifications

This Appendix may also include information regarding exchange controls and certain other issues of which Optionee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of November 2011. Such laws are often complex and change frequently. As a result, the Corporation strongly recommends that Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of Optionee’s participation in the Plan because the information may be out of date at the time Optionee exercises the option or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Optionee’s particular situation, and the Corporation is not in a position to assure Optionee of a particular result. Accordingly, Optionee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to Optionee’s situation.

Finally, if Optionee is a citizen or resident of a country other than the one in which he or she is currently working, or is considered a resident of another country for local law purposes, or if Optionee transfers employment and/or residency to another country after the option has been granted, the notifications contained herein may not be applicable in the same manner. In addition, the Corporation shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

INDIA

Terms and Conditions

Method of Exercise. This provision supplements Section 6 (Method of Exercise) of the Agreement.

Due to legal restrictions in India, if the Shares are listed on a recognized national securities exchange at the time of exercise, Optionee may not exercise the option using a cashless sell-to- cover exercise, whereby Optionee directs a broker or transfer agent to sell some (but not all) of the exercised Shares subject to the option and deliver to the Corporation the amount of the sale proceeds to pay the exercise price and any Tax-Related Items. However, payment of the exercise price may be made by any of the other methods of payment set forth in the Agreement. The Corporation reserves the right to provide Optionee with this method of payment depending on the development of local law.

Notifications

Exchange Control Notification. If Optionee remits funds outside of India to exercise the option, it is Optionee’s responsibility to comply with any applicable exchange control regulations in India. In particular, it will be Optionee’s obligation to determine whether approval from the Reserve Bank of India is required prior to exercise or whether Optionee has exhausted the investment limit of US$200,000 for the relevant fiscal year. Further, Optionee must repatriate the proceeds from the sale of Shares to India within 90 days after receipt. Optionee must retain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is Optionee’s responsibility to comply with these requirements.

UNITED KINGDOM

Terms and Conditions

Tax Reporting and Payment Liability. The following provision supplements Section 8 (Responsibility for Taxes) of the Agreement:

Optionee agrees that, to the extent tax withholding is required with respect to the option, if the Employer or the Corporation does not withhold or otherwise collect the full amount of income tax that Optionee may owe due to the exercise of the option or release, assignment or cancellation of the option (the “Chargeable Event”) from Optionee within ninety (90) days after the Chargeable Event or such other period as required by U.K. law (the “Due Date”), then the amount that should have been withheld or collected shall constitute a loan owed by Optionee to the Employer, effective on the Due Date. Optionee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”) and it will be immediately due and repayable by Optionee, and the Corporation and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement.

Notwithstanding the foregoing, if Optionee is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Optionee is an executive office or director and income tax is not collected from or paid by Optionee by the Due Date, the amount of any uncollected income tax may constitute a benefit to Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Optionee understands that he or she will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.

Section 431 Election. As a condition of participation in the Plan and the exercise of the option, Optionee agrees that, jointly with the Employer, he or she shall enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in

Sections 423 and 424 of ITEPA 2003), and that Optionee will not revoke such election at any time. This election will be to treat the Shares acquired pursuant to the exercise of the option as if such Shares were not Restricted Securities (for U.K. tax purposes only). Optionee must enter into the form of election, concurrent with the execution of the Agreement, or at such subsequent time as may be designated by the Corporation.

(431 Election Form on the next page)

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2

Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee:

whose National Insurance Number is

and

the Corporation (who is the Employee’s employer):

of Corporation’s Registration Number

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and National Insurance Contributions (“NICs”) purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NICs where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NICs due by reason of this election. Should this be the case, there is no Income Tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities:	All securities to be acquired by Employee pursuant to the option granted on [insert grant date] under the terms of the Flurry, Inc. Amended and Restated 2005 Stock Option Plan.

Description of securities:	Shares of common stock

Name of issuer of securities:	Flurry, Inc.

to be acquired by the Employee after [date] under the terms of the Flurry, Inc. Amended and Restated 2005 Stock Option Plan.

4.	Extent of Application

This election disapplies to

S.431(1) ITEPA: All restrictions attaching to the securities

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies. In signing this joint election, we agree to be bound by its terms as stated above.

Signature (Employee)	…/…/…… Date

Signature (for and on behalf of the Company)	…/…/…… Date

Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

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